Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

SIGMATEL, INC.

a Delaware corporation

SigmaTel, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	That this corporation was originally incorporated on March 28, 2000 under the name SigmaTel, Inc. pursuant to the DGCL.

2.	Pursuant to Section 242 and 245 of the DGCL, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

3.	The text of the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE FIRST

The name of the corporation is: SigmaTel, Inc.

ARTICLE SECOND

The address of its registered office in the State of Delaware is 2700 Centerville Road, Ste. 400, Wilmington, DE 19808, New Castle County. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THIRD

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE FOURTH

A. The aggregate number of shares which the corporation is authorized to have outstanding is Two Hundred Million (200,000,000) shares, consisting of Thirty Million (30,000,000) shares of Serial Preferred Stock, par value $.01 per share (hereinafter called the “Serial Preferred Stock”), and One Hundred Seventy Million (170,000,000) shares of Common Stock, par value $.0001 per share (hereinafter called “Common Stock”).

B. The express terms of the shares of each class are as follows:

DIVISION A

EXPRESS TERMS OF THE SERIAL PREFERRED STOCK

The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The Board of Directors of the corporation (the “Board of Directors”) is expressly authorized to provide for the issuance of all or any of the shares of Serial Preferred Stock in one or more series, and to fix the number of shares and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Delaware General Corporation Law. The designations, preferences, and relative rights of certain series of Serial Preferred Stock are set forth in Article Fifth below. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Serial Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

DIVISION B

EXPRESS TERMS OF THE COMMON STOCK

The Common Stock shall be subject to the prior and superior rights of the Serial Preferred Stock and of any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

After the Automatic Conversion Time (as defined in Article Fifth, Section 4(a)), the number of authorized shares of any class of capital stock of the corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock of the corporation, without the approval of the holders of the Serial Preferred Stock, or of any series thereof, unless the approval of any such holders is required pursuant to the certificate or certificates establishing any series of Serial Preferred Stock.

ARTICLE FIFTH

Designation and Amount

The Provisions of this Article Fifth shall apply only until the Automatic Conversion Time.

A. One Million One Hundred Seventy Thousand, Six Hundred One (1,170,601) shares of Serial Preferred Stock are hereby designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and the stated value thereof shall be $1.47 per share. B. Three Hundred Four Thousand Eight Hundred Seventy-Eight (304,878) shares are hereby designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and the stated value thereof shall be $3.28 per share. C. Six Hundred Sixty-One Thousand, Seven Hundred Thirty (661,730) shares are hereby designated Series E Convertible Preferred Stock (the “Series E Preferred Stock”), and the stated value thereof shall be $1.818 per share. D. Eight Million Three Hundred Three Thousand, Six Hundred Thirty One (8,303,631) shares are hereby designated Series F Convertible Preferred Stock (the “Series F Preferred Stock”) and the stated value thereof shall be $1.818 per share. E. Seven Hundred Fifty-Five Thousand, Two Hundred Fifty (755,250) shares of Serial Preferred Stock are hereby designated Series G Convertible Preferred Stock (the “Series G Preferred Stock”), and the stated value thereof shall be $1.1025 per share. F. Five Million Fifty Two Thousand Six Hundred Thirty-Two (5,052,632) shares are hereby designated Series H Convertible Preferred Stock (the “Series H Preferred Stock”) and the stated value thereof shall be $4.75 per share. G. Five Million Twelve Thousand Five Hundred Seventy-Six (5,012,576) shares are hereby designated Series I Convertible Preferred Stock (the “Series I Preferred Stock”), and the stated value thereof shall be $2.57 per share. H. Seven Million One Hundred Fifty-Seven Thousand Five Hundred Eighty-Four (7,157,584) shares are hereby designated Series J Convertible Preferred Stock (the “Series J Preferred Stock”), and the stated value thereof shall be $1.14435 per share. The Board of Directors may decrease (but not increase) the number of shares in any such series subsequent to the date of original issuance of shares in such series, but not below the number of shares of such series then outstanding or reserved for issuance.

1. Dividend Provisions. The holders of shares of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, pro rata with the holders of shares of Common Stock of the corporation, at the rate per share (based upon a percent of the issue price) declared by the Board of Directors on each outstanding share of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock and Common Stock, when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

2. Liquidation.

(a) Preferences. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series J Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock and/or to the holders of any other series of Serial Preferred Stock currently existing (including, without limitation, the Series I Preferred Stock) and that may from time to time come into existence, by reason of such holders’ ownership thereof, an amount per share equal to $1.7165 per share for each share of Series J Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of any such liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the assets and funds thus distributed among the holders of the Series J Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series J Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series I Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock and/or to the holders of any other series of Serial Preferred Stock currently existing and that may from time to time come into existence, but after and subordinate to the payment of the liquidation preference to the holders of Series J Preferred Stock pursuant to this Section 2(a), by reason of such holders’ ownership thereof, an amount per share equal to $7.71 per share for each share of Series I Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of any such liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the assets and funds thus distributed among the holders of the Series I Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series I Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series A, Series F, Series G, or Series H Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation (A) to the holders of Common Stock or (B) to the holders of any other series of Serial Preferred Stock currently existing and that may from time to time come into existence, but after and subordinate to the payment of the liquidation preference to the holders of Series I Preferred Stock and Series J Preferred Stock pursuant to this Section 2(a), by reason of such holders’ ownership thereof, an amount per share equal to $1.47 per share for each share of Series A Preferred Stock then held by them, $1.818 per share for each share of Series F Preferred Stock then held by them, $1.1025 per share for each share of Series G Preferred Stock then held by them, and/or $4.75 per share for each share of Series H Preferred Stock then held by them, plus declared but unpaid dividends. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series C or Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof, but after and subordinate to the payment of the liquidation preference to the holders of Series A, Series F, Series G, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock pursuant to this Section 2(a), an amount per share equal to (i) $3.28 per share for each share of Series C Preferred Stock then held by them, or (ii) $1.818 per share for each share of Series E Preferred Stock then held by them, in each case plus declared but unpaid dividends. For clarification, the liquidation preference rights of the holders of Series C and E Preferred Stock shall be subordinate to the liquidation preference rights of the holders of Series A, Series F, Series G, Series H, Series I and Series J Preferred Stock, but shall rank on a parity with the liquidation preference rights of the holders of any other preferred stock series with liquidation preference rights then outstanding (the Series A Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock and any such other preferred stock series being referred to collectively as the “Outstanding Preferred

Stock”) as to the receipt of the respective preferential amounts for each such series, unless the designations of rights and preferences of any series of Serial Preferred Stock (other than Series A, C, E, F, G, H, I and/or J Preferred Stock) provide that the liquidation preference rights of such series are subordinate to the liquidation preference rights of the Series C and/or E Preferred Stock. If, upon the occurrence of any such liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, and after the full payment of any liquidation preference to the holders of Series I Preferred Stock and Series J Preferred Stock pursuant to this Section 2(a), the assets and funds thus distributed among the holders of Series A, Series C, Series E, Series F and Series H Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation then legally available for distribution shall be distributed first to the holders of Series A, Series F, Series G, Series H Preferred Stock, and then ratably among the holders of the remaining Outstanding Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Remaining Assets. Upon the completion of the distribution required by Section 2(a) above, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of the Outstanding Preferred Stock and the Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Outstanding Preferred Stock) until such holders of Outstanding Preferred Stock shall have received the respective preferential amounts owed to each as set forth under this Section 2(b). The distribution required by the previous sentence shall be made to holders of (a) the Series A Preferred Stock until such holders shall have received an aggregate of $4.41 per share of Series A Preferred Stock (including amounts paid pursuant to Section 2(a) above) (the “Series A Liquidation Preference”); (b) the Series C Preferred Stock until such holders shall have received an aggregate of $9.84 per share of Series C Preferred Stock (including amounts paid pursuant to Section 2(a) above) (the “Series C Liquidation Preference”); (c) the Series E Preferred Stock until such holders shall have received an aggregate of $5.454 per share of Series E Preferred Stock (including amounts paid pursuant to Section 2(a) above) (the “Series E Liquidation Preference”); (d) the Series F Preferred Stock until such holders shall have received an aggregate of $5.454 per share of Series F Preferred Stock (including amounts paid pursuant to Section 2(a) above) (the “Series F Liquidation Preference”); (e) the Series G Preferred Stock until such holders shall have received an aggregate of $3.3075 per share of Series G Preferred Stock (including amounts paid pursuant to Section 2(a) above) (the “Series G Liquidation Preference”); and (f) the Series H Preferred Stock until such holders shall have received an aggregate of $14.25 per share of Series H Preferred Stock (including amounts paid pursuant to Section 2(a) above) (the “Series H Liquidation Preference”); thereafter, subject to the rights of series of Serial Preferred Stock that may from time to time come into existence, if assets remain in the corporation, the holders of the Series I Preferred Stock, the Series J Preferred Stock and Common Stock of the corporation shall receive all of the remaining assets of the corporation pro rata based on the number of shares of Common Stock held by each (assuming conversion of all outstanding shares of Series I Preferred Stock and Series J Preferred Stock).

(c) Certain Acquisitions. The terms of this Section 2(c) apply only to shares of the Series A, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock. For clarification, none of the transactions listed in Section 2(c)(i) below shall be deemed to be a liquidation, dissolution, or winding up of the corporation for the Series C, and/or Series E Preferred Stock.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation in which the shareholders of the corporation immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation, unless the corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(c)(i) above, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A, Series F, Series G, Series H, Series I and Series J Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A, Series F, Series G, Series H, Series I and Series J Preferred Stock.

(iii) Notice of Transaction. The corporation shall give each holder of record of Series A, Series F, Series G, Series H, Series I, or Series J Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A, Series F, Series G, Series H, Series I, and Series J Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A, Series F, Series G, Series H, Series I, and Series J Preferred Stock.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(c) are not complied with, the corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A, Series F, Series G, Series H, Series I, or Series J Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(c)(iii) hereof.

3. Redemption. The Series A, Series C, Series E, and Series G Preferred Stock are not redeemable. The Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, and the Series J Preferred Stock are redeemable as provided in this Section:

(a) On or after August 6, 2004 (in the case of the Series F Preferred Stock), August 14, 2005 (in the case of the Series H Preferred Stock), April 9, 2006 (in the case of the Series I Preferred Stock), and February 21, 2008 (in the case of the Series J Preferred Stock), shareholders of then-outstanding Series F, Series H, Series I, or Series J Preferred Stock, as applicable, holding an aggregate of at least fifty percent (50%) of the total number of shares of Series F Preferred Stock, two-thirds (2/3) of the total number of shares of Series H Preferred Stock, two-thirds (2/3) of the total number of shares of Series I Preferred Stock, or two-thirds (2/3) of the total number of shares of Series J Preferred Stock, as applicable, originally issued by the corporation (respectively, the “Majority Series F Holders,” the “Super-Majority Series H Holders,” the “Super-Majority Series I Holders,” or the “Super-Majority Series J Holders,” as

applicable), may elect to require the corporation to redeem (the “Redemptions”), from funds legally available therefor, all outstanding shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, in any such case in two equal annual installments, with the first installment payable on the date that is 90 days after the corporation’s receipt from such Majority Series F Holders, Super-Majority Series H Holders, Super-Majority Series I Holders, or Super-Majority Series J Holders, as applicable, of written notice signed by each of such Majority Series F Holders, Super-Majority Series H Holders, Super-Majority Series I Holders, or Super-Majority Series J Holders, as applicable (the “Notice of Redemption”) of such holders’ election to cause a redemption (the “First Installment Date”), and the second installment payable on the first anniversary of the First Installment Date (the “Second Installment Date”) (each of the First Installment Date and the Second Installment Date is sometimes referred to herein as a “Series F Redemption Date,” a “Series H Redemption Date,” a “Series I Redemption Date,” or a “Series J Redemption Date,” as applicable). Upon receipt of the Notice of Redemption from the Majority Series F Holders, the Super-Majority Series H Holders, the Super-Majority Series I Holders, or the Super-Majority Series J Holders, the corporation shall effect the applicable Redemptions by paying, on the applicable Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, in cash in exchange for the shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock to be redeemed a sum (the “Series F Redemption Price,” the “Series H Redemption Price,” the “Series I Redemption Price,” or the “Series J Redemption Price,” as applicable) equal to the greater of (i) $1.818 per share of Series F Preferred Stock, $4.75 per share of Series H Preferred Stock, $2.57 per share of Series I Preferred Stock, or $1.14435 per share of Series J Preferred Stock, as applicable, to be redeemed (as adjusted for any stock dividends, combinations, or splits with respect to such shares) plus all declared but unpaid dividends on such shares or (ii) the fair market value per share of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed, as determined in good faith by the Board of Directors. The number of shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock that the corporation shall be required to redeem under this Section 3(a) on any one Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, outstanding immediately prior to the applicable Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date by (ii) the number of remaining Series F Redemption Dates, Series H Redemption Dates, Series I Redemption Dates, or Series J Redemption Dates, as applicable (including the applicable Series F Redemption Date, Series H Redemption Date, Series I Redemption Date or Series J Redemption Date to which such calculation applies). In the event that the corporation materially defaults in the payment of any redemption installment required under this paragraph, then interest at the rate of 15% per annum, payable quarterly in arrears, shall be payable to the respective holder on the unpaid balance of the required redemption installment, beginning to accrue upon the applicable Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date.

Any redemption effected pursuant to this paragraph shall be made on a pro rata basis among the holders of the Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, in proportion to the shares of Series F

Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock then held by such holders. If any date fixed for redemption of shares pursuant to this paragraph is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter.

(b) Not less than 15 nor more than 30 days prior to a Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, the corporation shall give written notice by first class mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed, at the address of such holder last shown on the records of the corporation, notifying such holder of the redemption to be effected, specifying the number of shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed from such holder, the Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, the Series F Redemption Price, Series H Redemption Price, the Series I Redemption Price, or the Series J Redemption Price, as applicable, the place at which payment may be obtained and calling upon such holder to surrender to the corporation in the manner and at the place designated, its certificate or certificates representing the shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed on such Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable (the “Redemption Notice”). Except as provided in Section 3(c) on or after the applicable Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, each holder of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed on such Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series F Redemption Price, Series H Redemption Price, Series I Redemption Price, or Series J Redemption Price, as applicable, of such shares shall be payable (as provided in the preceding paragraph) to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the relevant Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, unless there shall have been a default in payment of the Series F Redemption Price, Series H Redemption Price, Series I Redemption Price, or Series J Redemption Price, as applicable, all rights of the holders of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, designated for redemption in the Redemption Notice (except the right to receive the applicable Redemption Price upon surrender of their certificate(s)) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, on any Series F

Redemption Date, Series H Redemption Date, Series I Redemption Date, Series J Redemption Date, as applicable, are insufficient to redeem the total number of shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed on such Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, those funds that are legally available will be used to redeem the maximum possible number of shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, ratably among the holders of the shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, to be redeemed based upon the aggregate Series F Redemption Price, Series H Redemption Price, Series I Redemption Price, or Series J Redemption Price, as applicable, of such shares held by each such holder. The Shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, such funds immediately will be used to redeem the balance of the shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, which the corporation has become obligated to redeem on any Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, but which it has not redeemed.

(d) On or prior to each Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, the corporation shall deposit the applicable Redemption Price of all shares of Series F Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, or Series J Preferred Stock, as applicable, designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable Redemption Price for such shares to their respective holders on or after the respective Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, upon receipt of notification from the corporation that such holder has surrendered his share certificate to the corporation pursuant to Section 3(b) above. As of the respective Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, the deposit shall constitute full payment of the shares to their holders, and from and after the respective Series F Redemption Date, Series H Redemption Date, Series I Redemption Date, or Series J Redemption Date, as applicable, the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Series F Redemption Price, Series H Redemption Price, Series I Redemption Price, or the Series J Redemption Price, as applicable, of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the corporation pursuant to this Section 3(d) for the redemption of shares thereafter converted into shares of the corporation’s Common Stock pursuant to Section 4 hereof prior to the applicable Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any moneys deposited by the corporation pursuant to this Section 3(d) remaining unclaimed at the expiration of two (2) years shall thereafter be returned to the corporation upon its request expressed in a resolution of its Board of Directors.

4. Conversion. The holders of the Series A, Series C, Series E, Series F, Series G, Series H, Series I and Series J Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of the respective series of Serial Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing:

(1)	(i)	$1.47 in the case of the Series A Preferred Stock;
	(ii)	$3.28 in the case of the Series C Preferred Stock;
	(iii)	$1.818 in the case of the Series E Preferred Stock;
	(iv)	$1.818 in the case of the Series F Preferred Stock;
	(v)	$1.1025 in the case of the Series G Preferred Stock;
	(vi)	$4.75 in the case of the Series H Preferred Stock;
	(vii)	$2.57 in the case of the Series I Preferred Stock;
	(viii)	$1.14435 in the case of the Series J Preferred Stock.

by

(2)	the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

The Conversion Price per share of the respective series of Serial Preferred Stock effective as of the date this Restated Certificate of Incorporation is effective shall be as follows:

	(i)	$.3675 in the case of the Series A Preferred Stock;
	(ii)	$.63785 in the case of the Series C Preferred Stock;
	(iii)	$.68210 in the case of the Series E Preferred Stock;
	(iv)	$.68210 in the case of the Series F Preferred Stock;
	(v)	$.50423 in the case of the Series G Preferred Stock;
	(vi)	$2.08131 in the case of the Series H Preferred Stock;
	(vii)	$2.08131 in the case of the Series I Preferred Stock;
	(viii)	$.45774 in the case of the Series J Preferred Stock.

As of the date this Restated Certificate of Incorporation is effective, notwithstanding anything herein to the contrary, the number of shares of Common Stock into which each share of the respective series of Serial Preferred Stock shall be convertible is as follows:

(i)	4 shares in the case of the Series A Preferred Stock;
(ii)	5.14227 shares in the case of the Series C Preferred Stock;
(iii)	2.66530 shares in the case of the Series E Preferred Stock;
(iv)	2.66530 shares in the case of the Series F Preferred Stock;
(v)	2.18650 shares in the case of the Series G Preferred Stock;
(vi)	2.28222 shares in the case of the Series H Preferred Stock;
(vii)	1.23480 shares in the case of the Series I Preferred Stock;
(viii)	2.5 shares in the case of the Series J Preferred Stock.

The above number of shares of Common Stock into which each respective series of Serial Preferred Stock shall be convertible shall be subject to further adjustment of the Conversion Price set forth above as set forth in Section 4(d).

(b) Automatic Conversion. Each share of Series A, Series C, Series E, Series F, Series G, Series H, Series I, or Series J Preferred Stock shall automatically be converted into shares of Common Stock at the respective Conversion Price at the time in effect for such share immediately upon either (i) except as provided below in Section 4(c), the corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $2.50 per share (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and which results in aggregate cash proceeds to the corporation of $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of, for each respective series of Serial Preferred Stock other than the Series J Preferred Stock, a majority of the then outstanding shares of that respective series of Serial Preferred Stock, and for the Series J Preferred Stock, at least two-thirds of the then outstanding shares of Series J Preferred Stock (the time of occurrence of either (i) or (ii) being the “Automatic Conversion Time”).

(c) Mechanics of Conversion. Before any holder of Series A, Series C, Series E, Series F, Series G, Series H, Series I, or Series J Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the applicable series of Serial Preferred Stock and shall give written notice to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Serial Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Serial Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A, Series C, Series E, Series F, Series G, Series H, Series I, or Series J Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Serial Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Serial Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The applicable Conversion Price of the Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If the corporation shall issue, after the date this Restated Certificate of Incorporation if effective, any shares of Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for any series of Serial Preferred Stock in effect immediately prior to the issuance of such Additional Stock then the Conversion Price for that series of Serial Preferred Stock in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock so issued. However, except as provided in the subsequent sentence, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 4(d)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged. Notwithstanding the preceding sentence, where the calculation described above is made with respect to the Series H, Series I, and Series J Preferred Stock, the foregoing calculation shall take into account shares deemed issued pursuant to Section 4(d)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor).

(B) No adjustment of the applicable Conversion Price for any series of Serial Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing such Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the date this Restated Certificate of Incorporation is effective) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, except as otherwise specifically provided, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of any applicable series of Serial Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of any applicable series of Serial Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any securities issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the corporation after the Series A Purchase Date, Series C Purchase Date, Series E Purchase Date, Series F Purchase Date, Series G Purchase Date, Series H Purchase Date, Series I Purchase Date, or Series J Purchase Date, as applicable, other than

(A) Common Stock issued pursuant to a transaction described in Section 4(d)(iii) hereof,

(B) Shares of capital stock issuable or issued to employees, consultants or directors of the corporation pursuant to a stock option plan or restricted stock plan approved by the Board of Directors and shareholders (where required) of the corporation,

(C) Shares of Common Stock or Serial Preferred Stock issuable upon exercise of options and warrants outstanding as of the applicable Purchase Date (including, without limitation, the Common Stock Purchase Warrant dated February, 1998 issued to VLSI Technology, Inc.; the option in favor of Creative Technology Ltd. or its assigns which (pursuant to the Investors’ Rights Agreement entered into in connection with the Series A Preferred Stock

Purchase Agreement dated July 1, 1997, between the corporation and Creative Technology Ltd.) became exercisable upon the expiration, without full exercise, of the aforementioned February, 1998 Warrant issued to VLSI, the Serial Preferred Stock issued or issuable upon exercise of such option, and any Common Stock issuable upon conversion of such Preferred Stock; and, in the case of shares of Series A, Series C, Series E, Series F, Series G, and/or Series H Preferred, Stock, any convertible notes and /or warrants specified in subsections 4(d)(ii)(F), (G), (H), (I), (J), and (K) below; and, in the case of shares of Series I Preferred Stock, any convertible notes and /or warrants specified in subsections 4(d)(ii)(F), (G), (H) and (L) below );

(D) Shares of Common Stock issued or issuable upon conversion of the Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock, and shares of Common Stock issued or issuable upon conversion of any other series of Serial Preferred Stock hereafter established;

(E) In the case of the Series A, Series C, Series E and Series G Preferred Stock only, shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A, Series C, Series E and Series G Preferred Stock will be converted to Common Stock; in the case of the Series F Preferred Stock only, shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series F Preferred Stock will be converted to Common Stock; in the case of the Series H Preferred Stock only, shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series H Preferred Stock will be converted to Common Stock; in the case of the Series I Preferred Stock only, shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series I Preferred Stock will be converted to Common Stock; in the case of the Series J Preferred Stock only, shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series J Preferred Stock will be converted to Common Stock;

(F) Shares of Series A Preferred Stock and any other securities issued pursuant to the Series A Preferred Stock Purchase Agreement dated July 1, 1997, between the corporation and Creative Technology Ltd.;

(G) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series A, Series F, Series G, Series H, Series I and/or Series J Preferred Stock.) Shares of Common Stock issued or issuable pursuant to the Warrant dated June 30, 1999 issued to Kevin Chen; Shares of Common Stock issued or issuable pursuant to the Warrant issued to CTI Limited, or assigns, effective June 2, 1999; Shares of Common Stock issued or issuable pursuant to the Warrant dated August 6, 1999 issued to Growth Capital Partners, Inc.; Shares of Series F Preferred Stock (and Shares of Common Stock issued or issuable upon conversion thereof) issued or issuable pursuant to the Warrants, each dated August 6, 1999, issued or to be issued to each of Battery Ventures V, L.P., Battery Ventures Convergence Fund, L.P., Battery Investment Partners V, L.L.C., CTI Limited, Telesoft Partners IA, L.P., and Hikari Tsushin, Inc. in connection with the Series F Preferred Stock Purchase Agreement dated August 6, 1999; Shares of Common Stock issued or issuable pursuant to Warrants dated June 12, 2000, issued to

Trammell Crow Central Texas, Ltd., Mark Greiner, and Spencer Hayes in connection with the execution of a real property lease;

(H) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series C, Series E, Series F, Series G, Series H, Series I and/or Series J Preferred Stock.) Shares of Series C Preferred Stock and any other securities issued pursuant to the Series C Preferred Stock and Warrant Purchase Agreement dated August 31, 1998 between the corporation, Unity Opto Technology Co., Ltd., and Tyntek Corporation; and Shares of Common Stock and any other securities issued or issuable pursuant to the Common Stock Purchase Warrant issued to Magtec Electronics, Inc., dated September 26, 1998;

(I) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series E Preferred Stock.) Shares of Series E Preferred Stock and any other securities issued pursuant to the Series E Preferred Stock Purchase Agreement dated March 12, 1999 between the corporation and the Purchasers identified therein;

(J) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series F Preferred Stock.) Shares of Series F Preferred Stock and any other securities issued pursuant to the Series F Preferred Stock Purchase Agreement dated August 6, 1999 between the corporation and the Purchasers identified therein.

(K) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series H Preferred Stock.) Shares of Series H Preferred Stock and any other securities issued pursuant to the Series H Preferred Stock Purchase Agreement entered into in August 2000 between the corporation and the Purchasers identified therein, and shares of Common Stock issuable upon exercise of a warrant proposed to be issued after the date of filing of these amended and restated articles to Hyundai Electronics International or Hyundai Electronics America, which warrant is described in the Schedule of Exceptions attached as an exhibit to the Series H Preferred Stock Purchase Agreement referenced above.

(L) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series I and/or Series J Preferred Stock.) Convertible promissory notes, warrants to purchase Series I Preferred Stock, shares of Series I Preferred Stock and any other securities issued pursuant to the Convertible Subordinated Note and Warrant Purchase Agreement entered into in April 2001 between the corporation and the Purchasers identified therein.

(M) (The exclusions included in this subparagraph apply only to the definitions of Additional Stock for the purpose of calculating adjustments to the Conversion Price for the Series J Preferred Stock.) Shares of Common Stock issued or issuable pursuant to a Common Stock Purchase Warrant dated May 16, 2002, issued to SONICblue Incorporated in connection with a supply agreement; and Shares of Series I Preferred Stock (and Shares of Common Stock issued or issuable upon conversion thereof) issued or issuable pursuant to the

Warrants, dated August 9, 2001, and subsequent dates, issued or to be issued to Silicon Valley Bank, in connection with the corporation’s credit facility.

(iii) In the event the corporation should at any time or from time to time after the date this Restated Certificate of Incorporation is effective fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each then-designated series of Serial Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of each respective series of Serial Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iv) If the number of shares of Common Stock outstanding at any time after the date this Restated Certificate of Incorporation is effective is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price of each then designated series of Serial Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event the corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii) and (iii), then, in each such case for the purpose of this Section 4(e), the holders of shares of each then designated series of Serial Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Serial Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock shall thereafter be entitled to receive upon conversion of the applicable series of Serial Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the applicable series of Serial Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the applicable series of Serial Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(g) No Impairment. The corporation will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Serial Preferred Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of the applicable series of Serial Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the applicable series of Serial Preferred Stock pursuant to this Section 4, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the applicable series of Serial Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of an applicable series of Serial Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the applicable series of Serial Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the applicable series of Serial Preferred Stock.

(i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and Series J Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and Series J Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

(k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock shall be deemed given if personally delivered or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of the corporation.

5. Voting Rights.

(a) Except as otherwise expressly provided herein or by law, the holder of each share of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and/or Series J Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of the applicable series of Serial Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A, Series C, Series E, Series F, Series G, Series H, Series I, and Series J Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) The Board of Directors shall consist of up to seven (7) members. At any annual or special meeting, or pursuant to any consent or any other action taken, for the purpose of electing directors to the corporation’s Board of Directors, (i) the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Series A Director”); (ii) the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a single class, shall be entitled to elect one (1) member of the Board of Directors (the “Series F Director”); (iii) the holders of a majority of the then outstanding shares of Common Stock, voting as a single class

(without participation of holders of shares of voting Preferred Stock which otherwise would have the right to vote together with holders of Common Stock), shall be entitled to elect two (2) members of the Board of Directors (the “Common Stock Directors”); and (iv) and the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock (on an as-converted basis), voting together as a single class, shall be entitled to elect three (3) members of the Board of Directors (the “Majority Directors”).

(c) In the case of any vacancy in the office of the Series A Director, a majority of the holders of Series A Preferred Stock shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of the Series F Director, a majority of the holders of Series F Preferred Stock shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a Common Stock Director, a majority of the holders of Common Stock shall elect a successor to serve for the unexpired term of the director whose office is vacant. In the case of any vacancy in the office of a Majority Director, a majority of the holders of Common Stock and Preferred Stock, voting together as a single class, shall elect a successor to serve for the unexpired term of the director whose office is vacant.

(d) So long as any shares of the Series F Preferred Stock remain outstanding, in the event of a failure of the corporation to redeem shares of the Series F Preferred Stock as required pursuant to Section 3 of Article Fifth hereof, which failure continues unremedied for a period of greater than ninety (90) days after the corporation’s receipt of written notice of such failure from holders of Series F Preferred Stock entitled to redemption (an “Event of Default”), then the holders of the Series F Preferred Stock shall (immediately upon the giving of written notice to the corporation by the holders of a majority of the then outstanding shares of Series F Preferred Stock), voting together as a single class, be entitled to elect the smallest number of directors that shall constitute a majority of the authorized number of directors of the corporation, and the holders of the Common Stock and/or Series A Preferred Stock shall be entitled to elect the remaining members of the Board of Directors pursuant to Section 5(b) of this Article Five. Upon the election by the holders of the Series F Preferred Stock, voting together as a single class, of the directors they are entitled to elect as provided in the preceding sentence, the terms of office of all persons who were theretofore directors of the corporation shall forthwith terminate, whether or not the holders of the Common Stock and/or Series A Preferred Stock shall then have elected the remaining directors of the corporation. If, after the election of a new Board of Directors pursuant to Section 5(e), the Event of Default is cured, then the holders of the Series F Preferred Stock shall be divested of the special voting rights specified in this Section. However, the special voting rights of this Section shall again accrue to the holders of the shares of the Series F Preferred Stock in case of any later occurrence of an Event of Default. Upon the termination of any such special voting rights as hereinabove provided, the Board of Directors shall promptly call a special meeting of the stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the corporation shall terminate immediately upon the election of their successors.

(e) Whenever under the provisions of Section 5(d) hereof, the right shall have accrued to the holders of the Series F Preferred Stock to vote as a single class to elect a majority of the corporation’s directors, the Board of Directors shall, within ten (10) days after delivery to the corporation at its principal office of a request to such effect by the holders of a majority of the then outstanding shares of the Series F Preferred Stock, call a special meeting of stockholders for the election of directors, to be held upon not less than ten (10) nor more than twenty (20) days’ notice to such holders. If such notice of meeting is not given within the ten (10) days required above, the holders of Series F Preferred Stock requesting such meeting may also call such meeting and for such purposes shall have access to the stock books and records of the corporation. At any meeting so called or at any other meeting held while the holders of shares of Series F Preferred Stock shall have the voting power provided in Section 5(d), the holders of a majority of the shares of Series F Preferred Stock present in person or by proxy or voting by written consent, shall be sufficient to constitute a quorum for the election of directors as herein provided. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of Series F Preferred Stock pursuant to Section 5(d), the remaining directors so elected by that class may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one) elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant, provided that if there are no remaining directors so elected by that class, the vacancies may be filled by the affirmative vote of the holders of a majority of the shares of Series F Preferred Stock, voting together as a single class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. Any directors who shall have been elected by the holders of Series F Preferred Stock or by any directors so elected as provided in the next preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders, of a majority of the shares of the Series F Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of Series F Preferred Stock represented at such meeting or pursuant to such written consent.

6. Protective Provisions.

(I) So long as any shares of Series A or Series G Preferred Stock are outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series A or Series G Preferred Stock, with each series voting together as a separate class:

(a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other entity (other than a wholly-owned subsidiary) or effect any other transaction or series of related transactions in which the corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will not, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the acquiring or surviving entity; provided that this Section 6(I)(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the corporation;

(b) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A or Series G Preferred Stock, provided, that preferences on par with the Series A or Series G Preferred Stock shall not include (i) the right to vote on all matters presented to shareholders based on the number of shares of Common Stock issuable upon conversion of such securities, (ii) the right to appoint one (1) member of the Board of Directors or (iii) the right to convert such securities into Common Stock at an initial conversion ratio of one-to-one, subject to adjustments similar to, but not more favorable than, that provided to the Series A or Series G Preferred Stock.

(c) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Serial Preferred Stock or Common Stock otherwise than by redemption in accordance with Section 3 of this Article Fifth or by conversion in accordance with Section 4 of this Article Fifth; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) in connection with the divorce of a holder of the corporation’s Common Stock;

(d) change the number of directors of the corporation; or

(e) amend the Certificate of Incorporation or the Bylaws of the corporation.

(II) So long as at least fifty percent (50%) of the total number of shares of Series F Preferred Stock originally issued by the corporation remain outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series F Preferred Stock, voting as a separate class:

(a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other entity (other than a wholly-owned subsidiary) or effect any other transaction or series of related transactions in which the corporation’s shareholders of record as constituted immediately prior to such acquisition or sale will not, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation’s acquisition or sale or otherwise) hold at least 50% of the voting power of the acquiring or surviving entity; provided that this Section 6(II)(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the corporation;

(b) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over, or being on a parity with, the Series F Preferred Stock, provided, that preferences on par with the Series F Preferred Stock shall not include (i) the right to vote on all matters presented to shareholders based on the number of shares of Common Stock issuable upon conversion of such securities, (ii) the right to appoint one (1) member of the Board of Directors or (iii) the right to convert such securities into Common Stock at an initial conversion ratio of one-to-one, subject to adjustments similar to, but not more favorable than, that provided to the Series F Preferred Stock.

(c) pay any dividend on or redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or any series of Serial Preferred Stock other than the Series F Preferred Stock otherwise than by redemption in accordance with Section 3 of this Article Fifth or by conversion in accordance with Section 4 of this Article Fifth; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) in connection with the divorce of a holder of the corporation’s Common Stock;

(d) authorize or consummate any liquidation, dissolution or winding up of the corporation;

(e) authorize or issue, after the date this Restated Certificate of Incorporation is effective, any borrowings, debt securities or promissory notes exceeding $5,000,000 in the aggregate;

(f) increase to greater than 12,892,000 the number of shares of capital stock issuable pursuant to the corporation’s 1995 Stock Option/Stock Issuance Plan.

(III) So long as at least fifty percent (50%) of the total number of shares of Series H Preferred Stock originally issued by the corporation remain outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of the Series H Preferred Stock, voting as a separate class:

(a) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over, or being on a parity with, the Series H Preferred Stock, provided, that preferences on par with the Series H Preferred Stock shall not include (i) the right to vote on all matters presented to shareholders based on the number of shares of Common Stock issuable upon conversion of such securities, or (ii) the right to convert such securities into Common Stock at an initial conversion ratio of one-to-one, subject to adjustments similar to, but not more favorable than, that provided to the Series H Preferred Stock.

(b) pay any dividend on or redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or any series of Serial Preferred Stock other than the Series F Preferred Stock otherwise than by redemption in accordance with Section 3 of this Article Fifth or by conversion in accordance with Section 4 of this Article Fifth; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) in connection with the divorce of a holder of the corporation’s Common Stock;

(IV) So long as at least fifty percent (50%) of the total number of shares of Series I Preferred Stock originally issued by the corporation remain outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of the Series I Preferred Stock, voting as a separate class:

(a) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over, or being on a parity with, the Series I Preferred Stock, provided, that preferences on par with the Series I Preferred Stock shall not include (i) the right to vote on all matters presented to shareholders based on the number of shares of Common Stock issuable upon conversion of such securities, or (ii) the right to convert such securities into Common Stock at an initial conversion ratio of one-to-one, subject to adjustments similar to, but not more favorable than, that provided to the Series I Preferred Stock.

(b) pay any dividend on or redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or any series of Serial Preferred Stock other than the Series F Preferred Stock otherwise than by redemption in accordance with Section 3 of this Article Fifth or by conversion in accordance with Section 4 of this Article Fifth; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) in connection with the divorce of a holder of the corporation’s Common Stock;

(c) alter or change the rights, preferences or privileges of the shares of the Series I Preferred Stock so as to affect adversely the shares of such series;

(d) increase or decrease (other than by redemption or conversion) the total number of authorized shares of the Series I Preferred Stock;

(V) So long as at least fifty percent (50%) of the total number of shares of Series J Preferred Stock originally issued by the corporation remain outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two-thirds (2/3) of the then outstanding shares of the Series J Preferred Stock, voting as a separate class:

(a) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over, or being on a parity with, the Series J Preferred Stock, provided, that preferences on par with the Series J Preferred Stock shall not include (i) the right to vote on all matters presented to shareholders based on the number of shares of Common Stock issuable upon conversion of such securities, or (ii) the right to convert such securities into Common Stock at an initial conversion ratio of one-to-one, subject to adjustments similar to, but not more favorable than, that provided to the Series J Preferred Stock.

(b) pay any dividend on or redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Common Stock or any series of Serial Preferred Stock other than the Series F Preferred Stock otherwise than by redemption in accordance with Section 3 of this Article Fifth or by conversion in accordance with Section 4 of this Article Fifth; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock (i) from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) in connection with the divorce of a holder of the corporation’s Common Stock;

(c) alter or change the rights, preferences or privileges of the shares of the Series J Preferred Stock so as to affect adversely the shares of such series;

(d) increase or decrease (other than by redemption or conversion) the total number of authorized shares of the Series J Preferred Stock;

(VI) So long as any shares of Series A, Series C, Series E, Series F, Series G, or Series H Preferred Stock are outstanding, the corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series A, Series C, Series E, Series F, Series G, or Series H Preferred Stock, as applicable, with each series voting together as a separate class:

(a) alter or change the rights, preferences or privileges of the shares of the applicable series of Serial Preferred Stock so as to affect adversely the shares of such series;

(b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of the applicable series of Serial Preferred Stock;

7. Status of Converted Stock. In the event any shares of Serial Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be returned to the status of authorized but unissued shares of Serial Preferred Stock and may be reissued as any other series of Serial Preferred Stock.

ARTICLE SIXTH

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

ARTICLE SEVENTH

Effective upon the Automatic Conversion Time, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders. At all times prior to the Automatic Conversion Time, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the actions so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE EIGHTH

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. After the Automatic Conversion Time, any adoption, amendment or repeal of Bylaws of the corporation by the Board of Directors shall require the approval of at least two thirds (2/3) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation. After the Automatic Conversion Time, any adoption, amendment or repeal of Bylaws of the corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE NINTH

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the corporation existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

ARTICLE TENTH

The stockholders shall have power to adopt, amend or repeal this Certificate of Incorporation. After the Automatic Conversion Time, any adoption, amendment or repeal of Article Seventh, Article Eighth or this Article Tenth of this Restated Certificate of Incorporation shall require, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

THE UNDERSIGNED, being a duly authorized officer of this corporation, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of August, 2003.

/s/ Ronald P. Edgerton
Ronald P. Edgerton, President

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